Exhibit 99.B(e)(2)

FORM OF SCHEDULE A
TO THE DISTRIBUTION AGREEMENT
DATED AS OF SEPTEMBER 16, 2002,
AS AMENDED AND RESTATED DECEMBER 10, 2003, MARCH 8, 2006, DECEMBER
21, 2006, MARCH 14, 2007, JANUARY 31, 2008, MARCH 25, 2009, JUNE 25, 2009
AND FEBRUARY 16, 2010, DECEMBER 6, 2011, MARCH 28, 2012, AUGUST 7, 2014,
SEPTEMBER 15, 2014, DECEMBER 9, 2014, JUNE 22, 2015 and         , 2016
BETWEEN
SEI INSTITUTIONAL MANAGED TRUST
AND
SEI INVESTMENTS DISTRIBUTION CO.

This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust:

Large Cap Fund

Large Cap Value Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Small Cap Fund

Small Cap Value Fund

Small Cap Growth Fund

Tax-Managed Small/Mid Cap Fund

Mid-Cap Fund

Core Fixed Income Fund

U.S. Fixed Income Fund

High Yield Bond Fund

Real Estate Fund

U.S. Managed Volatility Fund

Enhanced Income Fund

Global Managed Volatility Fund

Real Return Fund

Tax-Managed Managed Volatility Fund

S&P 500 Index Fund

Multi-Strategy Alternative Fund

Multi-Asset Accumulation Fund

Multi-Asset Income Fund

Multi-Asset Inflation Managed Fund

Multi-Asset Capital Stability Fund

Long/Short Alternative Fund

Dynamic Asset Allocation Fund

Conservative Income Fund

Tax-Free Conservative Income Fund

SEI Institutional Managed Trust	SEI Investments Distribution Co.

By:	By:

Name:	Name:

Position:	Position: